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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

The Member
American Casino & Entertainment Properties LLC:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG LLP

Los Angeles, California
October 6, 2004